EXHIBIT 10.35

ENVIRONMENTAL INDEMNITY
This ENVIRONMENTAL INDEMNITY (this “Indemnity”) is made as of March 9, 2015 by ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”), ASHFORD TRS PIER HOUSE LLC, a Delaware limited liability company (“Operating Lessee”), and ASHFORD PIER HOUSE LP, a Delaware limited partnership (“Borrower”; Borrower, Operating Lessee and Guarantor are each individually an “Indemnitor” and collectively, “Indemnitors”), to and for the benefit of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019, as agent (in such capacity, “Agent”) for Lenders as more particularly set forth in the Loan Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

W I T N E S S E T H:
WHEREAS, Indemnitors have requested that Lenders make, and Agent administer, a loan in the original principal amount of $70,000,000 to Borrower (the “Loan”) pursuant to that certain Loan Agreement (the “Loan Agreement”) dated as of the date hereof among Borrower, Operating Lessee, Agent and Lenders, which Loan is evidenced by that certain Amended and Restated Renewal Promissory Note (the “Note”) dated as of the date hereof in the principal amount of $70,000,000 by Borrower to Agent, and secured by, among other things, that certain Amended and Restated Fee and Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by Borrower in favor of Agent and joined by Operating Lessee (the “Mortgage”) encumbering, inter alia, certain real property and improvements located in Monroe County, Florida (the “Premises”, as such defined term is more particularly described in the Loan Agreement);
WHEREAS, as a result of Lenders making, and Agent administering, the Loan, Agent and/or Lenders may hereafter incur or suffer certain Environmental Losses (as hereinafter defined);
WHEREAS, Guarantor and Operating Lessee are Affiliates of Borrower and will obtain substantial benefits from Lenders making, and Agent administering, the Loan; and
WHEREAS, to induce Lenders to make, and Agent to administer, the Loan, Indemnitors have agreed to execute and deliver this Indemnity and to indemnify Agent and Lenders for such Environmental Losses as hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by all parties, Indemnitors hereby agree as follows:
Section 1.Definitions. The following terms used in this Indemnity shall have the meanings indicated:

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“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as heretofore or hereafter amended from time to time.
“Environmental Laws” collectively means and includes all present and future laws and any and all amendments (whether common law, statute, rule, order, decree, regulation, ordinance, resolution, code or otherwise), permits, and other requirements or guidelines of governmental authorities, whether federal, state or local, applicable to the Premises, Borrower or Operating Lessee and relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601-2629, the Safe Drinking Water Act, 42 U.S.C. § 300f‑300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001, et seq., and any so-called “Super Fund” or “Super Lien” law, environmental laws administered by the Environmental Protection Agency, any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).
“Environmental Losses” means Losses suffered or incurred by any Indemnified Party arising out of or as a result of: (i) the occurrence of any Hazardous Substance Activity; (ii) any violation of any applicable Environmental Laws; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity; (iv) any breach by any Indemnitor of any of the representations, warranties, covenants or obligations under this Indemnity, or (v) any claim, demand or cause of action, or any action or other proceeding brought or asserted by any party, whether meritorious or not, against any Indemnified Party, regardless of when such claim, demand, or cause of action or other proceeding is brought or asserted, which directly or indirectly relates to, arises from or is based on any of the matters described in clause (i), (ii), (iii) or (iv) above or any allegation of any such matters. Notwithstanding the foregoing, “Environmental Losses” shall not include any Losses arising solely from any Hazardous Substances that are first present, used and stored at, on or under the Premises after the Premises have been transferred to an Indemnified Party or any third party purchaser by foreclosure, deed in lieu of foreclosure or similar transaction or a receiver takes possession of the Premises.
“Hazardous Substance” means, at any time, (i) asbestos and any asbestos containing material, (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “hazardous material”, “hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity”, (iii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development, processing or production of crude oil, natural gas, or geothermal

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resources and (iv) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, mold and mildew.
“Hazardous Substance Activity” means any actual or alleged use, packaging, labeling, treatment, leaching, presence, possession, spill, cleanup, storage, holding, existence, release, emission, discharge, generation, processing, refining, abatement, removal, disposition, handling, transferring or transportation of any Hazardous Substance from, in, under, above, into or on the Premises or any other Collateral, or any property surrounding the Premises, or otherwise being in the possession of Borrower or Operating Lessee, whether or not known to Indemnitor, whether foreseeable or unforeseeable, and regardless of the source or time of occurrence of such actual or alleged use, packaging, labeling, treatment, leaching, presence, possession, spill, cleanup, storage, holding, existence, release, emission, discharge, generation, processing, refining, abatement, removal, disposition, handling, transferring or transportation.
“Indemnified Parties” means, collectively, Agent, each Lender, each of their participants, any successor to any interest of Agent or Lenders in or to the Premises (including any Affiliate, nominee or designee of Agent or Lenders that acquires all or part of the Premises by any sale, assignment, foreclosure or other exercise of remedies under the Mortgage or other Loan Documents or by conveyance in lieu thereof) and any officers, directors, shareholders, agents and/or employees of any of the foregoing (together with their successors and assigns), excluding, any successor to any interest of Agent or Lenders in or to the Premises that acquires all or part of the Premises by any sale, assignment, foreclosure or other exercise of remedies under the Mortgage or other Loan Documents or by conveyance in lieu thereof that is not Agent, any Lender, any of their participants or an Affiliate, nominee or designee of Agent or Lenders.
“Indemnitor” and “Indemnitors” have the meaning set forth in the first paragraph of this Indemnity.
“Losses” means any and all losses, liabilities, obligations, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, fines, fees, settlements, costs and expenses of any and every kind, known or unknown, fixed or contingent, whether indirectly or directly incurred by or asserted against any Indemnified Party, including (a) all costs and expenses incurred in evaluating and defending against actual or threatened claims, actions, proceedings or notices of violation, (b) all amounts paid or contributed for Remedial Actions arising in connection with an actual or threatened claim, action or proceeding or notice of violation, (c) the reasonable fees and disbursements of legal counsel, environmental experts, consultants and accountants in connection with any of the foregoing and (d) any economic diminution in the value of the Premises as a result of Hazardous Substance Activity.
“Permitted Materials” means the storage, handling and disposal of de minimis amounts of Hazardous Substances performed in the ordinary course of business of operating the Premises and in strict compliance with all Environmental Laws.
“Remedial Actions” means all investigation, monitoring, testing, remediation, response action, removal, containment, restoration, permit acquisition and disposal of or with respect

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to any Hazardous Substances as required by Environmental Laws or as otherwise required by the second sentence of Section 4 hereof.
Section 2.    Indemnification. (i) Indemnitors hereby irrevocably, unconditionally and absolutely, agree to indemnify and keep indemnified each Indemnified Party and to defend, hold and save each Indemnified Party harmless from and against, any and all Environmental Losses.
(b)    Within five (5) Business Days of demand by any Indemnified Party, Indemnitors shall commence to defend, and shall thereafter diligently pursue defense of, any investigation, action or proceeding in connection with any claim or liability, or alleged claim or liability, that would, if determined adversely to such Indemnified Party, be covered by the indemnification provisions contained herein, such defense to be at the sole cost and expense of Indemnitors and by counsel selected by Indemnitors and approved by Agent, which counsel may, without limiting the rights of an Indemnified Party pursuant to the next succeeding sentence of this Section 2(b), also represent Indemnitors in such investigation, action or proceeding. In the alternative, an Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the expense of Indemnitor. Nothing contained herein shall be construed as requiring any Indemnified Party to expend funds or incur costs to defend any claim in connection with the matters contained herein.
(c)    The obligations of Indemnitors hereunder shall specifically include the obligation to expend their own funds, to incur costs in its own name and to perform all actions (including, completing Remedial Actions in a timely manner) as required by Environmental Laws or as otherwise required by the second sentence of Section 4 hereof. to protect the Indemnified Parties from the necessity of expending their own funds, incurring costs or performing any actions in connection with the matters contained herein.
(d)    Without limiting any other provision of this Indemnity, the obligations of Indemnitors hereunder shall apply to all Environmental Losses that arise out of or are attributable to, whether directly or indirectly, in whole or in part, any claim or allegation against an Indemnified Party relating to any act or omission of such Indemnified Party in respect of the Loan or the Premises, or in connection with any exercise of such Indemnified Party’s rights under any of the Loan Documents, unless the same shall result solely from any Indemnified Party’s acts constituting gross negligence or willful misconduct, in which case such acts or omissions and any loss or damage resulting therefrom shall not be covered by this Indemnity. The rights and remedies of the Indemnified Parties under this Indemnity shall be in addition to any other rights and remedies of such Indemnified Parties under any guaranty or any other document or instrument now or hereafter executed in connection with the Loan or at law or in equity.
Section 3.    Representations and Warranties. Each Indemnitor represents and warrants, with respect to each such Indemnitor only as to clauses (a) through (g) below, to Agent and Lenders (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Indemnity) that:

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(a)    Such Indemnitor (if not an individual) is a corporation, partnership, limited liability company, trust or other entity (as recited in the preamble to this Indemnity) duly formed, validly existing and in good standing pursuant to the laws of its state of formation (which state of formation is as recited in the preamble to this Indemnity), and is qualified to do business in each other jurisdiction where such qualification is necessary to carry on its business.
(b)    Such Indemnitor has the power and requisite authority and is duly authorized to execute and deliver this Indemnity and perform its obligations under this Indemnity and the other Loan Documents to which it is a party.
(c)    This Indemnity constitutes the legal, valid and binding obligation of such Indemnitor, enforceable against such Indemnitor in accordance with its terms.
(d)    Neither the execution and delivery of this Indemnity, nor consummation of any of the transactions herein contemplated nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which such Indemnitor is subject or any judgment, decree, license, order or permit applicable to such Indemnitor, or will conflict or be inconsistent with, or will result in any breach of any of the terms of the covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of a Lien (except liens in favor of Agent or Lenders) upon any of the property or assets of such Indemnitor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Indemnitor is a party or by which such Indemnitor may be bound, or to which such Indemnitor may be subject, or violate any provision of any organizational document of such Indemnitor.
(e)    All consents, approvals, authorizations or orders of any Person, court or Governmental Authority or any third party that are required in connection with the execution and delivery by such Indemnitor of this Indemnity or to consummate the transactions contemplated hereby have been obtained and are in full force and effect. Such Indemnitor is not in default with respect to any law, statute, rule, regulation, judgment, license, permit, order, writ, injunction or decree of any court or Governmental Authority applicable to such Indemnitor.
(f)    There are no actions, suits or proceedings at law or at equity, pending or, to such Indemnitor’s knowledge, threatened against or affecting such Indemnitor which involve or might involve the validity or enforceability of this Indemnity or which might materially adversely affect the financial condition of such Indemnitor or the ability of such Indemnitor to perform any of its respective obligations under this Indemnity.
(g)    All statements of financial condition and related schedules and all certificates, statements, documents or other information of or relating to such Indemnitor heretofore delivered to Agent or its agents or counsel (i) are true, correct and complete in all material respects, (ii) do not contain any misleading information or any untrue statements of a material fact, (iii) do not omit to state a material fact and (iv) in the case of all statements of financial condition and related schedules, fairly present the financial condition of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. No representation or warranty made by such Indemnitor in this Indemnity or any

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other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in any material respect.
(h)    Except as disclosed in the Environmental Report, the Premises are not now used, nor, to such Indemnitor’s knowledge, have the Premises ever been used by any previous owner, tenant, occupant or user of the Premises, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Substances (except for Permitted Materials and otherwise in compliance with Environmental Laws), and no Hazardous Substances are installed, placed, handled or in any manner dealt with on the Premises except for Permitted Materials and otherwise in compliance with Environmental Laws.
(i)    Except as disclosed in the Environmental Report, neither such Indemnitor nor, to such Indemnitor’s knowledge, any previous owner, tenant, occupant or user of the Premises, has received any notice, order or request from any Governmental Authority or third party concerning the presence or suspected presence of any Hazardous Substances on, under, in or about the Premises or the presence or suspected presence of any Hazardous Substances on, under, in or about any real property adjoining the Premises other than, in each case, for Permitted Materials and otherwise in compliance with Environmental Laws.
(j)    The Premises and its actual and intended uses, including all permitted uses under all Leases, comply with all Environmental Laws, and all permits, licenses, approvals, identification numbers and other authorizations required by all Environmental Laws have been obtained and are in effect for the operations conducted on the Premises.
(k)    Except as disclosed in the Environmental Report, no underground storage tanks, whether or not containing Hazardous Substances or any other substance, are located on or under the Premises.
(l)    Except as disclosed in the Environmental Report, no above-ground storage tanks containing any Hazardous Substances are located on the Premises.
(m)    Except as disclosed in the Environmental Report, no lead-based paint, asbestos or asbestos-containing materials are present in the Premises.
Section 4.    Compliance with Environmental Laws. Indemnitors shall comply with all Environmental Laws in effect from time to time. To the extent required by any Environmental Law (or, if Environmental Laws are not applicable to the Hazardous Substances in question, then, to the extent reasonably otherwise necessary to avoid unreasonable risk of health or safety), Indemnitors shall immediately remove and dispose of any Hazardous Substances found on, in, under, about or affecting the Premises, and all such removals and disposals shall be undertaken and performed in compliance with all Environmental Laws. Except for Permitted Materials, Indemnitors shall not (a) release, or permit, allow or suffer any release or threat of release of any Hazardous Substances into, on, in, under, about or affecting the Premises or from the Premises onto, into or under any properties adjacent to the Premises, or any waterways located upon or near the Premises; (b) generate, manufacture, refine, transport, treat, handle, dispose or in any other manner deal with

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any Hazardous Substances or permit, allow or suffer any such activities from, into, on, in, under or about the Premises, surrounding property or any waterways located upon or near the Premises; or (c) store or permit, allow or suffer Hazardous Substances to be stored on, in, under or about the Premises. Indemnitors shall not permit, allow or suffer any Lien under any Environmental Law to attach to or encumber the Premises or any part thereof or interest therein. In the event Indemnitors shall fail to comply with any such Environmental Laws, during the existence of an Event of Default, Agent may, but shall not be obligated to, cause the Premises, the surrounding property or any waterways located upon or near the Premises to be freed from Hazardous Substances or take other Remedial Actions. The cost of any action taken by Agent pursuant to the immediately preceding sentence shall be payable by Indemnitors within five (5) Business Days after Agent’s written demand therefor. Indemnitors shall give Agent and its agents and employees such access to the Premises as Agent shall deem to be reasonably necessary or desirable to cause such removal of Hazardous Substances.
Section 5.    Notification of Hazardous Substances and Actions. Indemnitors shall within ten (10) days notify Agent, or cause Agent to be promptly notified, if (a) any Indemnitor knows, suspects or believes that there may be any Hazardous Substances in, on or under the Premises, or in the soil, groundwater or soil vapor on, over or under the Premises that are in violation of Environmental Laws, (b) any action by any Governmental Authority is instituted or threatened under any Environmental Laws affecting any Indemnitor or the Premises, including any notice of inspection, abatement or noncompliance or (c) any claim is made or threatened by any third party against any Indemnitor or the Premises relating to any Hazardous Substances or a violation of any Environmental Laws.
Section 6.    Environmental Audits. Agent shall have the right (but not the obligation), from time to time, to conduct an environmental audit of the Premises (a) to confirm completion of Remedial Actions and compliance with Environmental Laws in connection therewith, (b) if, in Agent’s reasonable judgment, it is appropriate under the circumstances during the existence of an Event of Default (including in connection with any action to foreclose the Mortgage), or (c) at any other time if based upon good faith belief by Agent of the existence of Hazardous Substances at the Premises which were not disclosed in the Environmental Report or if disclosed, in such amounts or concentrations which exceed the amounts or concentrations disclosed in the Environmental Report. Indemnitors shall cooperate in the conduct of all such environmental audits and pay the costs of any such audits.
Section 7.    Liability Not Limited. Indemnitors agree that the indemnities made and given in this Indemnity are separate and distinct from, independent of and in addition to Indemnitor’s other undertakings under the Loan Documents. Indemnitors agree that to the extent permitted by applicable law, a separate action may be brought to enforce the provisions of this Indemnity, which shall in no way be deemed to be an action on the Note or on any of the other Loan Documents. The obligations hereunder are secured by the Mortgage. Agent shall have the right to waive all or any portion of its Liens against the Collateral or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired and to exercise any and all rights and remedies of an unsecured creditor against each Indemnitor and all of each Indemnitor’s assets and property for the recovery of any amount due hereunder. Indemnitors

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acknowledge and agree that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against any Indemnitor pursuant to this Indemnity shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Indemnitors shall be fully and personally liable for all judgments and awards entered against Indemnitors hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgage. Indemnitors hereby waive the defense of laches and any applicable statute of limitations.
Section 8.    Independent Obligations. The obligations of Indemnitors under this Indemnity are independent of, and shall not be measured, limited or otherwise affected by (a) any amounts at any time owing under the Loan or secured by the Mortgage, (b) the sufficiency or insufficiency of any Collateral (including the Mortgaged Property) given to Agent to secure repayment of the Loan, (c) the consideration given by Agent or any other party in order to acquire the Premises or the Collateral or any portion thereof, (d) the expiration or termination of any of the other Loan Documents or (e) the discharge or repayment in full of the Loan (whether by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure, or otherwise).
Section 9.    Unconditional Character of Obligations of Indemnitor.
(a)    Obligations. The obligations of Indemnitors hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Note, the Loan Agreement, the Mortgage or the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower or any other Person under any Loan Document, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstances which might otherwise limit recourse against Indemnitors by Agent or constitute a legal or equitable discharge or defense of a guarantor or surety. Agent may enforce the obligations of Indemnitors hereunder by a proceeding at law, in equity or otherwise, independent of any foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, and either before or after an action against the Collateral or any part thereof, Borrower or any other Person. Indemnitors waive diligence, filing of claims with any court, any proceeding to enforce any provision of the Note, the Loan Agreement, the Mortgage or any other Loan Documents against Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to proceed against the Indemnitors in any particular order, or to exhaust any security (including the Collateral) for the performance of the obligations of Borrower or any other Person, or to cause a marshalling of Borrower’s assets, and any protest, presentment, notice of default or other notice or demand whatsoever.
(b)    Indemnity and Collateral. Without limiting the generality of the provisions of Section 9(a) hereof and except as otherwise limited by applicable law, the obligations of Indemnitors under this Indemnity, and the rights of Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

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(i)    any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting, Borrower, any other Indemnitor or any other Person or the Collateral or any part thereof, including any automatic stay granted pursuant to any provision of a bankruptcy or similar law;
(ii)    any failure by Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents or any document or instrument relating thereto;
(iii)    the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Collateral or any part thereof;
(iv)    the conveyance to Agent, any Lender, any Affiliate of Agent or any Lender or Agent’s or any Lender’s nominee of the Collateral or any interest therein by a deed in lieu of foreclosure;
(v)    the release of Borrower, any other Indemnitor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;
(vi)    the release in whole or in part of the Collateral;
(vii)    any failure by Agent to record, register or file the Mortgage, any UCC financing statements or other security document or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations;
(viii)    any recovery from any Indemnitor or any other obligor of any of the Obligations, which recovery is obtained under this Indemnity or any other guaranty or indemnity executed in connection with the Loan; or
(ix)    any accuracy or inaccuracy of any representations or warranties made by Borrower, any other Indemnitor or any other Person in any of the Loan Documents.
(c)    Waiver. Indemnitors hereby expressly and irrevocably waive all defenses in an action brought by Agent to enforce this Indemnity based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(d)    Agent’s and Lenders’ Ability to Act. Agent and Lenders may deal with Borrower, Affiliates of Borrower and the Collateral in the same manner and as freely as if this Indemnity did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable

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by Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Indemnity or the obligations of Indemnitors hereunder.
(e)    Changes to Loan Documents and Other Documents. No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Note, the Loan Agreement, the Mortgage or the other Loan Documents shall in any way alter, impair or affect any of the obligations of Indemnitors hereunder.
(f)    Agent’s Remedies. Agent may proceed to protect and enforce any or all of its rights under this Indemnity by suit in equity or action at law against any Indemnitor, whether for the specific performance of any covenants or agreements contained in this Indemnity or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Indemnitors. All rights, remedies, powers and privileges conferred by the other Loan Documents are cumulative of all other rights, remedies, powers and privileges herein or by law or in equity provided, or provided in any other Loan Document, and shall not be deemed to deprive Agent of any such other legal or equitable rights, remedies, powers and privileges to enforce the conditions, covenants and terms of this Indemnity or the other Loan Documents by judicial proceedings or otherwise, and the employment of any rights, remedies, powers and privileges hereunder or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.
(g)    Actions. At the option of Agent, Indemnitors may be joined in any action or proceeding commenced by Agent against Borrower or any other Person in connection with or based upon the Note, the Loan Agreement, the Mortgage or any other Loan Documents and recovery may be had against Indemnitors in such action or proceeding or in any independent action or proceeding against Indemnitors to the extent of Indemnitors’ liability hereunder, without any requirement that Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person. Any demand by Agent for payments, or performance of the obligations under, this Indemnity upon Indemnitors shall not be and shall not be construed to be a release or waiver by Agent of any other obligor with respect to such payment or obligation.
(h)    Continuance or Reinstatement of Indemnity. Notwithstanding anything to the contrary contained in this Indemnity, Indemnitors agree that this Indemnity shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by any Indemnitor to Agent or any Lender and such payment is rescinded or must otherwise be returned by Agent or such Lender upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting any Indemnitor, all as though such payment had not been made. Agent may, but shall not be required to, litigate or otherwise dispute such rescission or its obligation to make such repayments.

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(i)    Payments to Indemnitor; Subrogation. In the event that any Indemnitor shall advance or become obligated to pay any sums under this Indemnity, or in the event that for any reason whatsoever, Borrower or any subsequent owner of the Collateral or any part thereof is now, or shall hereafter become, indebted to any Indemnitor, Indemnitors agree that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all Obligations, including principal and interest and other amounts, at any time owed to Agent and/or Lenders under the Loan Documents, and (ii) Indemnitors shall not be entitled to enforce or receive payment thereof until the actual and irrevocable receipt by Agent of payment in full of all Obligations. Nothing herein contained is intended or shall be construed to give any Indemnitor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Agent or any Lender in or to the Collateral, notwithstanding any payments made by any Indemnitor under this Indemnity, all such rights of subrogation and participation, if any, being hereby expressly postponed until the actual and irrevocable receipt by Agent of payment in full of all Obligations. If any amount shall be paid to any Indemnitor by reason of the payment of sums by any Indemnitor under this Indemnity at any time when any such sums due and owing to Agent and/or Lenders shall not have been fully paid, such amount shall be paid by such Indemnitor to Agent for credit and application against such sums due and owing to Agent and/or Lenders.
(j)    Effect of Foreclosure, Exercise of Remedies. Subject to the last sentence of the definition “Environmental Losses” in Section 1 hereof, Indemnitors’ obligations hereunder shall continue notwithstanding a foreclosure, deed in lieu of foreclosure or similar proceeding or transaction involving the Mortgaged Property or any part thereof or other exercise by Agent of the other remedies under the Loan Documents, at law or in equity.
Section 10.    Transfers. Guarantor shall not make (or permit to be made) any Transfer with respect to (i) any direct or indirect ownership interest in Borrower or Operating Lessee or (ii) the direct or indirect ownership interest of any Person in Guarantor, except in each case for a Permitted Transfer in accordance with the Loan Agreement.
Section 11.    Rights of Agent. Unless expressly provided to the contrary in any particular instance, with respect to any and all rights of Agent to (a) give or withhold any consent, approval or other authorization requested by any Indemnitor with respect to this Indemnity, (b) make any election or exercise any option granted herein, (c) make any decision, judgment or determination with respect hereto, (d) modify or amend this Indemnity or waive any obligation of any Indemnitor hereunder or grant any extension of time for performance of the same or (e) take or omit to take any other action of any kind whatsoever, Agent shall, to the maximum extent permitted by law, have the right, and Indemnitors expressly acknowledge Agent’s right, in each instance, to make or give the same or take such action or to omit to take such action, as the case may be, in its sole and absolute discretion.
Section 12.    Further Assurances. Indemnitors shall, within five (5) Business Days after written request, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings or other assurances, and take all such other action, as Agent may, from time to time,

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deem reasonably necessary in order to give effect to the rights and benefits conferred on Agent and Lenders pursuant to this Indemnity.
Section 13.    Amendments, Waivers, Consents and Approvals. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Indemnity or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Indemnity or in any of the other Loan Documents or consent to any departure by any Indemnitor or any other Person therefrom shall in any event be effective unless signed in writing by Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Agent for any matters covered under this Indemnity or any Loan Document shall not be effective unless signed in writing by Agent, and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on any Indemnitor or any other Person in any case shall entitle any Indemnitor or such Person to any other or further notice or demand in similar or other circumstances. Unless expressly provided to the contrary, any consents, approvals or waivers of Agent or Lenders pursuant to this Indemnity or any other Loan Documents shall be granted or withheld in Agent’s or Lenders’ sole discretion, as the case may be. No amendment, modification or termination of any provision of this Indemnity shall be effective unless in writing and signed by Indemnitors and Agent.
Section 14.    Binding Effect. This Indemnity shall be binding upon Indemnitors and their respective heirs, legatees, personal representatives, successors and assigns, and shall inure to the benefit of and shall be enforceable by Agent, Lenders and their respective successors and assigns.
Section 15.    Counterparts. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall be one and the same Indemnity.
Section 16.    Notices. Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be made in accordance with Section 9.10 of the Loan Agreement to the party to whom notice is being given, in any of the foregoing cases at the address set forth below:

Agent:	Crédit Agricole Corporate and Investment Bank 1301 Avenue of the Americas New York, New York 10019 Attention: Alexander Larrinaga

with a copy to:

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Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, New York 10019
Attention: Real Estate and Lodging Group- David Bowers
and to:

Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Warren J. Bernstein, Esq.

Indemnitors:	The applicable Indemnitor 14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks

with a copy to:
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Brigitte Kimichik, Esq.

Any party may change its address for purposes of this Indemnity by giving notice of such change to the other parties pursuant to this Section 16. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 16 shall be effective when received or refused at the address specified as aforesaid.
Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Agent shall fail to give any notice to any Indemnitor under this Indemnity, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce this Indemnity to give such notice and to have any action of such Indemnitor postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Agent, and no Indemnitor shall have any right to damages (whether actual or consequential) or any other type of relief against Agent not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Agent to give notice of any type or nature to Indemnitors as expressly required hereby.
Section 17.    Severability. In the event any one or more of the provisions contained in this Indemnity should be held invalid, illegal or unenforceable in any respect in a particular jurisdiction or as to particular Persons or circumstances, the validity, legality and enforceability of the remaining provisions contained herein (or the application of the invalid, illegal or unenforceable provision in a different jurisdiction or to other Persons or circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the

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invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 18.    Captions. The captions, headings and arrangements used in this Indemnity are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
Section 19.    Governing Law; Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. This Indemnity shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. Indemnitors irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Indemnity, the Note or the other Loan Documents may be brought in (i) the courts of the United States of America located in the Southern District of New York or the District where the Premises are located or (ii) in the state courts of the State and County of New York or the state courts of the State and County where the Premises are located, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Indemnitors irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Indemnitors at their address provided in Section 16 hereof, as the same may be changed pursuant to Section 16 hereof. Nothing in this Section 19, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against any Indemnitor or its property in the courts of any other jurisdiction. INDEMNITORS HEREBY WAIVE, AND AGENT, BY ACCEPTANCE OF THIS INDEMNITY, HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS INDEMNITY, WHICH WAIVER IS INFORMED AND VOLUNTARY.
Section 20.    Definitional Provisions. For purposes of this Indemnity, (a) defined terms used in the singular shall import the plural and vice-versa; (b) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Indemnity shall refer to this Indemnity as a whole and not to any particular provision of this Indemnity; (c) the words “include” and “including” wherever used in this Indemnity shall be deemed to be followed by the words “without limitation” and (d) all of the Loan Documents and other documents, instruments and agreements referred to in this Indemnity shall be deemed to mean such Loan Documents or other documents, instruments or agreements, as applicable, as they may from time to time be amended, supplemented, restated, consolidated, severed, split, extended, substituted for, partially released, replaced, increased, waived, cross-collateralized, renewed or otherwise modified in accordance with the terms of the Loan Documents.
Section 21.    No Other Party Beneficiary. This Indemnity is for the sole benefit of Agent, Lenders and their successors and assigns, and is not for the benefit of any other party. Nothing contained in this Indemnity shall be deemed to confer upon anyone other than Agent, Lenders and their successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

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Section 22.    Joint and Several Obligations. The obligations of Indemnitors under this Indemnity shall be joint and several.
Section 23.    Entire Agreement. This Indemnity and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity.
Section 24.    Default Rate. Any amount payable hereunder by any Indemnitor that is not paid by Indemnitors within five (5) Business Days after demand therefor by Agent shall bear interest from the date of such written demand at the Default Rate.
[Signatures follow]

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IN WITNESS WHEREOF, Indemnitors have given this Indemnity as of the date first written above.
BORROWER:
ASHFORD PIER HOUSE LP,
a Delaware limited partnership
By:     Ashford Pier House GP LLC, a Delaware
                             limited liability company, its general partner

By: /s/ David A. Brooks
Name: David A. Brooks
Title: President and Secretary

OPERATING LESSEE:

ASHFORD TRS PIER HOUSE LLC, a
Delaware limited liability company

By: /s/ Deric S. Eubanks
Name: Deric Eubanks
Title: President

GUARANTOR:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited liability company

By:	Ashford Prime OP General Partner LLC, General Partner By: /s/ David A. Brooks Name: David A. Brooks Title: Vice President

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